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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM 8-K

                             ---------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                 Date of Report
          (Date of Earliest Event Reported):  Commission File Number:
                 JANUARY 24, 1996                   0-17303



                             ----------------------


                         VECTOR AEROMOTIVE CORPORATION
             (Exact name of registrant as specified in its charter)


     NEVADA                                             33-0254334
State of Incorporation                               (I.R.S. Employer
                                                  Identification Number)


                          7601 CENTURION PARKWAY SOUTH
                             JACKSONVILLE, FL 32256
                                 (904) 645-0505
                        (Address of principal executive
                         offices and telephone number)


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ITEM 5. OTHER EVENTS

     Effective as of December 29, 1995, Vector Aeromotive Corporation (the "Company") entered into a Share Purchase Agreement (the "Purchase Agreement"), an Option Agreement (the "Option"), and Registration Rights Agreement (the "Registration Agreement"), (collectively, the "VPC Agreements"), with V'Power Corporation ("VPC"). VPC is the Company's largest shareholder.

     Pursuant to the VPC Agreements, on January 24, 1996, VPC purchased 10 million shares of Common Stock (the "Shares") at a price of $.45 per share and an option to purchase an additional 50 million shares of Common Stock (the "Option Shares") at $.45 per share for a total purchase price of $5 million. Proceeds from the sale of the Shares will be utilized for development of additional new product as well as working capital purposes. After its purchase of the Shares, VPC owns a total of 37,333,333 shares of Common Stock, representing approximately 70% of the issued and outstanding Common Stock of the Company. The Option may be exercised at any time within 12 months following its date of grant at a price of $.45 per share. VPC owns presently exercisable options for 106,000,000 shares of Common Stock, upon the exercise of which VPC would own approximately 90% of the Company's Common Stock.



     Pursuant to the Registration Agreement, the Company has granted to VPC certain rights to have the Shares and the Option Shares (together, the "Registrable Securities") registered under the Securities Act of 1933, as amended (the"Act"). Specifically, the Company has agreed that the holders of 25% of the Registrable Securities which are then outstanding may demand that the Company register their Registrable Securities under the Act. The Company has agreed that it will bear all costs associated with the first demand for such registration, excluding underwriting commissions or discounts. All costs associated with subsequent demands for registration will be borne by the holders making such demands.

     Also pursuant to the Registration Agreement, the Company has granted to VPC certain "piggyback" registration rights. Specifically, the Company has agreed that holders of Registrable Securities shall be allowed to include on any registration statement which the Company elects to file under the Act all or any portion of the Registrable Securities which they own. However, if the underwriter of the Company's offering determines that market factors require a limitation on the number of shares to be distributed, then the number of Registrable Securities which may be included on the registration statement will be limited on a pro rata basis. The piggyback registration rights may be exercised at any time within three years of the closing under the Share Purchase Agreement. All costs associated with piggyback registrations, other than underwriting commissions or discounts, will be borne by the Company.
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     Effective as of December 7, 1995, the Company entered into a financial consulting agreement (the "Consulting Agreement") with Broadleaf Limited, an Irish Republic limited company ("Broadleaf"). Pursuant to the Consulting Agreement, Broadleaf has provided certain services relating to the transactions described above. In addition, Broadleaf has agreed to perform continuing financial advisory services to the Company through December 31, 1996. In consideration for all services rendered and to be rendered under the Consulting Agreement, the Company has agreed to pay Broadleaf $200,000 which is payable following the closing under the Purchase Agreement.

     On November 21, 1995, an independent committee of the Company's Board of Directors (the "Committee") engaged an independent investment banking firm for the purpose of rendering an opinion as to the fairness to the Company of the transactions contemplated by the VPC Agreements from a financial point of view. The Committee engaged the firm of CoView Capital Inc. ("CoView") for such purpose. CoView is an investment banking firm with broad experience in advising companies with respect to acquisitions. CoView was paid a fee of $25,000 to provide its fairness opinion.


ITEM 7.     EXHIBITS

The following documents are filed as Exhibits to this Form 8-K:

99.1 Share Purchase Agreement dated December 29, 1995 by and between the Company and V'Power Corporation

99.2     Fairness Opinion of CoView dated December 28, 1995.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   VECTOR AEROMOTIVE CORPORATION



Dated: January 29, 1996                            By: /s/  D. PETER ROSE
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                                                       D. Peter Rose, President